UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2008

American Woodmark Corporation ®

(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3102 Shawnee Drive, Winchester, Virginia	22601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.02 (e)   Compensatory Arrangements

On August 21, 2008, the Company’s Board of Directors approved new employment agreements to replace the previous employment agreements for President and CEO Kent B. Guichard and Vice President and CFO Jonathan H. Wolk.

The revisions to Mr. Guichard’s agreement were made to clarify the definition of a “Change in Control period.” The revisions to Mr. Wolk’s agreement were made to update his agreement for changes in Section 409A of the IRS Code and to provide him with a tax gross-up in the event that he is terminated in association with a Change in Control of the Company.

In addition, a new employment agreement was approved by the Board for Mr. S. Cary Dunston, the Company’s Senior Vice President of Manufacturing and Logistics, containing substantially the same terms and conditions as Mr. Wolk’s new employment agreement.

These agreements were signed on September 2, 2008.  Copies of all three employment agreements are included as exhibits to this form 8-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

10.1	(a)	Management Contract - Employment Agreement for Mr. Kent B. Guichard, President and Chief Executive Officer.
10.1	(b)	Management Contract - Employment Agreement for Mr. Jonathan H. Wolk, Vice President and Chief Financial Officer.
10.1	(c)	Management Contract - Employment Agreement for Mr. S. Cary Dunston, Senior Vice President of Manufacturing and Logistics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD
Jonathan H. Wolk Vice President and Chief Financial Officer	Kent B. Guichard President & Chief Executive Officer

Date: September 4, 2008	Date: September 4, 2008
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer